UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2005

STEREOTAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4041 Forest Park Avenue, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 615-6940

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

On December 16, 2005, Biosense Webster, Inc., a Johnson & Johnson company, received approval from the U.S. Food and Drug Administration (FDA) for the Celsius® RMT Diagnostic/Ablation Deflectable Tip Catheter which was designed to integrate with the Niobe® Magnetic Navigation System from Stereotaxis, Inc. (Nasdaq: STXS). The approval of the Celsius® RMT 4mm ablation catheter by the FDA provides electrophysiologists in the U.S enhanced maneuvering capabilities when using the Niobe® Magnetic Navigation System to perform cardiac ablation procedures.

The FDA approval received for the Celsius® RMT ablation catheter represents the first ablation catheter to be commercialized in the U.S. pursuant to Stereotaxis’ strategic alliance with Biosense Webster. The Celsius® RMT ablation catheter received CE Marking Authorization for commercialization in Europe in March 2005.

Note: The information in this report is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: December 19, 2005	By: /s/ James M. Stolze
Name: James M. Stolze Title: Vice President and Chief Financial Officer